Exhibit 99.1

National CineMedia, Inc. Reports Results for

Fiscal First Quarter 2009

~ Provides Second Quarter 2009 Outlook ~

~ Announces Quarterly Cash Dividend ~

Centennial, CO – May 12, 2009 – National CineMedia, Inc. (NASDAQ: NCMI) (the Company), the managing member and owner of 41.5% of National CineMedia, LLC (NCM LLC), the operator of the largest digital in-theatre network in North America, today announced consolidated results for the first fiscal quarter ended April 2, 2009.

Total revenue for the first quarter 2009 grew 17.2% to $73.5 million from $62.7 million for the comparable quarter last year. Advertising revenue for the first quarter 2009 was $60.1 million, an increase of 11.9% compared to $53.7 million for the comparable quarter last year. Meetings and events revenue increased 48.9% to $13.4 million in the first quarter of 2009 compared to $9.0 million for the comparable quarter last year. National advertising inventory utilization for the quarter was 67.4% versus 58.7% in the comparable period in 2008. Adjusted OIBDA increased 30.0% to $26.9 million for the first quarter 2009 from $20.7 million for the comparable quarter last year. Adjusted OIBDA as a percentage of total revenue increased to 36.6% in the current quarter from 33.0% in the first quarter of 2008. Net income for the first quarter of 2009 was $1.2 million, or $0.03 per diluted share, compared to a net loss of $0.4 million, or $0.01 per diluted share for the comparable quarter last year. Results for the first quarter of 2009 include a $1.9 million pre-tax non-cash gain related to an ineffective hedging instrument. Excluding this non-cash gain, net income for the first quarter of 2009 was $0.7 million, or $0.02 per diluted share.

The Company announced today that its Board of Directors has authorized the Company’s first quarter cash dividend of $0.16 per share of common stock. The dividend will be paid on June 4, 2009, to stockholders of record on May 21, 2009. The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors dependent on available cash, anticipated cash needs, overall financial condition, future prospects for earnings and cash flows as well as other relevant factors.

“We delivered another quarter of solid performance despite the challenging market environment,” said Kurt Hall, National CineMedia’s Chairman and CEO. “These results reflect the strength of our digital network and underlying high margin business model, as well as our ongoing cost controls. While our first quarter results are strong, the business environment continues to be very difficult creating high levels of uncertainty and providing low levels of visibility into the second half of 2009.”

Mr. Hall concluded, “Should the difficult business environment not begin to improve, there may be some headwinds as we are measured against some strong 2008 second half comparables. Despite the current environment, we remain aggressive in our sales efforts, prudent in our cost controls and confident in our long-term value proposition to advertisers as we compete more effectively with television and other national media platforms as our digital network continues to expand.”

Supplemental Information

Payments made by AMC to NCM LLC pursuant to the Loews screen integration agreement were $0.1 million and $0.8 million for the quarters ended April 2, 2009 and March 27, 2008, respectively. The payments made by Regal associated with Consolidated Theatres payments were $0.3 million for the quarter ended April 2, 2009. The AMC Loews integration payments were recorded directly to equity, while the Regal payments were recorded as a reduction of an intangible asset.

2009 Outlook

For the second quarter of 2009, the Company expects total revenue to be in the range of $84 million to $87 million and Adjusted OIBDA to be in the range of $38 million to $40 million.

The Company continues to expect full year 2009 total revenue and Adjusted OIBDA to approximate the results achieved in 2008. However, given the challenging business environment there is some downside risk with respect to the second half of the year, as national advertising bookings (including beverage) slightly trail 2008 levels and local advertising revenue continues to be adversely impacted by the weak economy.

This outlook for the second quarter and fiscal 2009 does not reflect any potential make-goods being generated.

Conference Call

The Company will host a conference call and audio webcast with investors, analysts and other interested parties today at 5:00 P.M. Eastern time. The live call can be accessed by dialing (866) 575-6534 or for international participants (913) 312-1395. Participants should register at least 15 minutes prior to the commencement of the call. Additionally, a live audio webcast will be available to interested parties at www.ncm.com under the Investor Relations section. Participants should allow at least 15 minutes prior to the commencement of the call to register, download and install necessary audio software.

The replay of the conference call will be available until midnight Eastern Time, May 26, 2009, by dialing (888) 203-1112 or for international participants (719) 457-0820, and entering passcode 8062402.

About National CineMedia, Inc.

NCM LLC operates the largest digital in-theatre network in North America through long-term agreements with its founding members, AMC Entertainment Inc., Cinemark Holdings Inc. (NYSE: CNK) and Regal Entertainment Group (NYSE: RGC), the three largest theatre operators in the U.S., and through multi-year agreements with several other theatre operators. NCM LLC produces and distributes its FirstLook pre feature program; cinema, lobby and online advertising products; comprehensive meeting and event services and other entertainment programming content. NCM LLC’s national network includes approximately 16,800 screens of which approximately 15,600 are part of the company’s Digital Content Network (DCN). NCM LLC’s network covers 171 Designated Market Areas® (49 of the top 50). During 2008, approximately 660 million patrons attended movies shown in theatres currently included in the network (excluding Consolidated Theatres). National CineMedia, Inc. (NASDAQ: NCMI) owns a 41.5% interest in and is the managing member of NCM LLC. To learn more about National CineMedia Inc., please visit the Company’s website at www.ncm.com. (NCMI-F)

Forward Looking Statements

This press release contains various forward-looking statements that reflect management’s current expectations or beliefs regarding future events, including statements regarding guidance and the dividend policy. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward looking statements. The factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are, among others, 1) the level of expenditures on cinema advertising; 2) increased competition for advertising expenditures; 3) technological changes and innovations; 4) popularity of major motion picture releases and level of theatre attendance; 5) shifts in population and other demographics that affect theatre attendance; 6) our ability to renew or replace expiring advertising and content contracts; 7) our need for additional funding, risks and uncertainties relating to our significant indebtedness; 8) fluctuations in operating costs; 9) changes in interest rates, and 10) changes in accounting principles. In addition, the outlook provided does not include the impact of any future unusual or infrequent transactions; unidentified restructuring charges; sales and acquisitions of operating assets and investments; any future noncash impairments of goodwill, intangible and fixed assets; amounts related to securities litigation; or the related impact of taxes that may occur from time to time due to management decisions and changing business circumstances. The Company is currently unable to forecast precisely the timing and/or magnitude of any such amounts or events. Please refer to the Company’s Securities and Exchange Commission filings for further information about these and other risks.

INVESTOR CONTACT:	MEDIA CONTACT:
David Oddo	Lauren Leff
800-844-0935	303-957-1709
investors@ncm.com	lauren.leff@ncm.com

NATIONAL CINEMEDIA, INC.

Statement of Operations

Unaudited

($ in millions, except per share data)

	Quarter Ended April 2, 2009	Quarter Ended March 27, 2008
REVENUE:
Advertising (including revenue from founding members of $8.4 and $10.2 million, respectively)	$60.1	$53.7
Meetings and events	13.4	9.0

Total	73.5	62.7

OPERATING EXPENSES:
Advertising operating costs	4.2	2.7
Meetings and events operating costs	8.7	6.3
Network costs	4.4	4.1
Theatre access fees—founding members	12.4	11.5
Selling and marketing costs	11.8	11.6
Administrative costs	6.3	6.7
Severance plan costs	—	0.2
Depreciation and amortization	3.5	1.9

Total	51.3	45.0

OPERATING INCOME (LOSS)	22.2	17.7
Interest Expense, Net:
Borrowings	11.9	13.5
Change in derivative fair value	(1.9)	—
Accretion of interest on the discounted income taxes payable to founding members	3.1	2.9
Interest income and other	(0.1)	(0.4)

Total	13.0	16.0

INCOME (LOSS) BEFORE INCOME TAXES	9.2	1.7
Provision for Income Taxes	3.8	0.7

CONSOLIDATED NET INCOME (LOSS)	5.4	1.0

Less: Net Income (Loss) Attributable to Noncontrolling Interests, net of tax	4.2	1.4

NET INCOME (LOSS) ATTRIBUTABLE TO NCM, INC.	$1.2	$(0.4)

EARNINGS PER SHARE:
Basic	$0.03	$(0.01)
Diluted	$0.03	$(0.01)

NATIONAL CINEMEDIA, INC.

Selected Balance Sheet Data

Unaudited ($ in millions)

	April 2, 2009	January 1, 2009
Cash, cash equivalents and short-term investments	$71.3	$69.2
Receivables, net	64.6	92.2
Property and equipment, net	27.4	28.0
Total Assets	604.4	609.6
Borrowings	806.0	799.0
Stockholders’ equity/(deficit)	(514.0)	(526.3)
Total Liabilities and Stockholders’ Equity	604.4	609.6

NATIONAL CINEMEDIA, INC. (Historical)

Operating Data

Unaudited

	Quarter Ended April 2, 2009	Quarter Ended March 27, 2008
Total Screens at Period End (1) (6)	16,813	15,419
Founding Member Screens at Period End (2) (6)	14,514	13,211
Total Digital Screens at Period End (3)	15,623	13,552
Total Attendance for Period (4) (6) (in millions)	158.3	143.7
Founding Member Attendance for Period (5) (6) (in millions)	135.7	128.0
Capital Expenditures (in millions)	$2.5	$5.3

(1)	Represents the total screens within NCM LLC’s advertising network.

(2)	Represents the sum of founding member screens.

(3)	Represents the total number of screens that are connected to the digital content network.

(4)	Represents the total attendance within NCM LLC’s advertising network.

(5)	Represents the total attendance within NCM LLC’s advertising network in theatres operated by the founding members.

(6)	Excludes AMC Loews attendance for all periods prior to June 2008. Excludes Star Theatres (a subsidiary of AMC Loews) attendance for all periods prior to March 2009 and Consolidated Theatres for all periods presented.

NATIONAL CINEMEDIA, INC.

Operating Data

Unaudited

(in millions, except advertising revenue per attendee and per share data)

	Quarter Ended April 2, 2009	Quarter Ended March 27, 2008
Advertising Revenue	$60.1	$53.7
Total Revenue	73.5	62.7
Operating Income	22.2	17.7
Total Attendance (1)	158.3	143.7
Advertising Revenue / Attendee	$0.38	$0.37
OIBDA	$25.7	$19.6
Adjusted OIBDA	26.9	20.7
Adjusted OIBDA Margin	36.6%	33.0%
Earnings Per Share – Basic	$0.03	$(0.01)
Earnings Per Share – Diluted	$0.03	$(0.01)

(1)	Represents the total attendance within NCM LLC’s advertising network. Excludes AMC Loews attendance for all periods prior to June 2008. Excludes Star Theatres (a subsidiary of AMC Loews) attendance for all periods prior to March 2009 and Consolidated Theatres for all periods presented.

(See attached tables for the non-GAAP reconciliation)

NATIONAL CINEMEDIA, INC.

Non-GAAP Reconciliations

Unaudited ($ in millions)

OIBDA, Adjusted OIBDA and Adjusted OIBDA Margin

Operating Income Before Depreciation and Amortization (OIBDA), Adjusted OIBDA and Adjusted OIBDA margin are not financial measures calculated in accordance with generally accepted accounting principles (GAAP) in the United States. OIBDA represents operating income (loss) before depreciation and amortization expense. Adjusted OIBDA excludes from OIBDA non-cash severance plan costs, share based payment costs and deferred stock compensation. Adjusted OIBDA margin is calculated by dividing Adjusted OIBDA by total revenue. These non-GAAP financial measures are used by management to evaluate operating performance, to forecast future results and as a basis for compensation. The Company believes these are important supplemental measures of operating performance because they eliminate items that have less bearing on its operating performance and so highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of these measures is relevant and useful for investors because it enables them to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that may have different depreciation and amortization policies and non-cash share based compensation programs, or different interest rates or debt levels or income tax rates. A limitation of these measures, however, is that they exclude depreciation and amortization, which represent a proxy for the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. In addition, Adjusted OIBDA has the limitation of not reflecting the effect of the Company’s non-cash severance plan costs, share based payment costs and deferred stock compensation. OIBDA or Adjusted OIBDA should not be regarded as an alternative to operating income, net income or as indicators of operating performance, nor should they be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to OIBDA. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

The following table reconciles operating income to OIBDA and Adjusted OIBDA for the periods presented (dollars in millions):

	Quarter Ended April 2, 2009	Quarter Ended March 27, 2008
Operating income	$22.2	$17.7
Depreciation and amortization	3.5	1.9

OIBDA	25.7	19.6
Severance plan costs	—	0.2
Share-based compensation costs (1)	1.2	0.9

Adjusted OIBDA	$26.9	$20.7

Total Revenue	$73.5	$62.7

Adjusted OIBDA margin	36.6%	33.0%

Adjusted OIBDA	$26.9	$20.7
AMC Loews /Consolidated Theatres Payments	0.4	0.8

Adjusted OIBDA after AMC Loews/Consolidated Theatres Payments	$27.3	$21.5

1.	Share-based payment costs are included in network operations, selling and marketing and administrative expense in the accompanying financial statements.

Outlook (in millions)

	Quarter Ending July 2, 2009
	Low	High
Operating Income	$33.0	$34.8
Depreciation and amortization	3.7	3.8

OIBDA	36.7	38.6
Share-based compensation costs (1)	1.3	1.4

Adjusted OIBDA	$38.0	$40.0

Total Revenue	$84.0	$87.0

1.	Share-based payment costs are included in network operations, selling and marketing and administrative expense in the accompanying financial statements.

Net Income and Earnings Per Share Excluding Non-Cash Charges

Net income excluding non-cash charges and earnings per share excluding non-cash charges are not financial measures calculated in accordance with generally accepted accounting principles (GAAP) in the United States. Net income excluding non-cash charges and earnings per share excluding non-cash charges are calculated using reported net income and earnings per share and adding back the non-cash charge related to an ineffective hedging instrument as well as non-cash impairment charges and an estimated liability associated with an investment. These non-GAAP financial measures are used by management as an additional tool to evaluate operating performance. The Company believes these are important supplemental measures of operating performance because they eliminate items that have less bearing on its operating performance and so highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of these measures is relevant and useful for investors because it enables them to view performance in a manner similar to a method used by the Company’s management and helps improve their ability to understand the Company’s operating performance. Net income excluding non-cash charges should not be regarded as an alternative to net income and earnings per share excluding non-cash charges should not be regarded as an alternative to earnings per share or as indicators of operating performance, nor should they be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that net income and earnings per share are the most directly comparable GAAP financial measures. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

The following table reconciles net income and earnings per share as reported to net income excluding non-cash charges and earnings per share excluding non-cash charges for the periods presented (dollars in millions):

Quarter Ended April 2, 2009
Net Income as reported	$1.2
Hedge ineffectiveness as reported	(1.9)
Effect of provision for income taxes (38% effective rate)	0.7
Effect of minority interest on tax effected adjustment (58.5%)	0.7

Net change in derivative fair value	(0.5)

Net income excluding non-cash charges	$0.7

Weighted Average Shares Outstanding
Basic	42,115,552
Diluted	42,136,129
Earnings Per Share:
Basic earnings per share as reported	$0.03
Hedge Ineffectiveness	(0.01)

Basic earnings per share excluding non-cash charges	$0.02

Diluted earnings per share as reported	$0.03
Hedge Ineffectiveness	(0.01)

Diluted earnings per share excluding non-cash charges	$0.02